Exhibit 99.1

AITX Combines Autonomous Mobility with Agentic AI for Physical Security

ROAMEO and SARA Unite to Deliver a Coordinated Autonomous Security Solution for Enterprise Organizations

Detroit, Michigan, July 7, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiaries Robotic Assistance Devices Mobile, Inc. (RAD-M), and Robotic Assistance Devices Group (RAD-G), today announced the next phase of Physical AI Security, where autonomous mobility and agentic AI function together as a coordinated security operation rather than as separate technologies.

Artist's depiction of an enterprise global security operations center where autonomous mobility and agentic AI function together as a coordinated Physical AI Security operation.

The Company believes this evolution is represented by ROAMEO™, its fully autonomous security patrol vehicle designed to provide continuous outdoor patrols across large and complex environments. Operating without direct human intervention, ROAMEO delivers a persistent security presence while detecting unusual activity, gathering operational intelligence, and extending security coverage across enterprise, government, logistics, critical infrastructure, and other demanding environments.

The Company is ramping ROAMEO production while expanding its sales and marketing initiatives to support growing commercial activity. Management believes existing backlog and active customer engagements provide a solid foundation for continued expansion of its autonomous security solutions.

Complementing ROAMEO is SARA™, the Company's Speaking Autonomous Responsive Agent platform. SARA applies agentic AI to evaluate events, communicate naturally with individuals on site, notify designated personnel, escalate incidents when appropriate, and document activities in real time. Together, autonomous mobility and agentic AI create a coordinated security operation capable of detecting, assessing, communicating, and responding with a level of consistency and speed beyond what traditional security models can easily achieve.

"For decades, physical security has evolved by adding more cameras, more sensors, and more software," said Steve Reinharz, CEO/CTO and founder of AITX and its RAD companies. "We believe the next phase is bringing autonomous mobility and agentic AI together as a coordinated security operation. Organizations will increasingly expect security technologies not only to detect events, but to understand them, communicate, and help drive resolution. That transition is already underway, and we believe it will define the future of our industry."

The Company believes this approach reflects changing customer expectations as organizations seek security solutions capable of operating with greater autonomy while keeping human personnel informed and engaged when their judgment is needed. As autonomous mobility and agentic AI continue to mature, organizations are expected to evaluate these technologies less as individual products and more as coordinated operational capabilities that can improve security coverage, increase operational consistency, and substantially reduce the costs traditionally associated with guarding, patrol, and security operations.

Organizations interested in learning more about the Company's vision for Physical AI Security, including live demonstrations of ROAMEO and SARA, are invited to contact RAD-M to arrange an onsite demonstration or visit the Company's Detroit headquarters for an in-person briefing and technology demonstration.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Mobile (RAD-M), Robotic Assistance Devices Group (RAD-G) and Robotic Assistance Devices Residential (RAD-R), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are  traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including ongoing collaboration with Immix®, the trusted provider of central station and remote monitoring software, supporting broader adoption of AI-driven security across professional monitoring environments.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all RAD subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver proven, practical, and scalable solutions.

AITX and its subsidiaries maintain a robust sales pipeline that includes over 35 Fortune 500 companies, with expanding opportunities across its subsidiaries. The Company expects continued growth as these opportunities convert into deployed clients generating recurring revenue streams, with significant potential for expansion within each account.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.radm.ai, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry